UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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☐	Soliciting Material Pursuant to §240.14a-12

AKESIS PHARMACEUTICALS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June         , 2005

To our stockholders:

You are cordially invited to attend the 2005 Annual Meeting of Stockholders of Akesis Pharmaceuticals, Inc. The Annual Meeting will be held on Thursday, June 30, 2005, at 10:00 a.m., at the offices of our general counsel, Wilson Sonsini Goodrich & Rosati, located at 12235 El Camino Real, Suite 200, San Diego, California.

The actions expected to be taken at the Annual Meeting are described in the attached Proxy Statement and Notice of 2005 Annual Meeting of Stockholders. Included with the Proxy Statement is a copy of our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2004. We encourage you to carefully read the Annual Report on Form 10-K, as amended. It includes information about our operations, markets, and products, as well as our audited financial statements and certain information relating to corporate governance.

Among the matters to be considered at the Annual Meeting are proposals requesting the following:

(i)	The ratification of the appointment of Swenson Advisors, LLP as our independent auditors for the fiscal year ending December 31, 2005;

(ii)	The re-election of Kevin J. Kinsella, Kevin R. Sayer, John F. Steel and Edward B. Wilson to our Board of Directors;

(iii)	The ratification and approval of our reincorporation from the State of Nevada into the State of Delaware;

(iv)	The ratification and approval of the form of Indemnification Agreement to be entered into between us and each of our directors, officers and certain agents; and

(v)	The approval and adoption of our 2005 Stock Plan, pursuant to which 1,500,000 shares of Common Stock are reserved for issuance.

These proposals are discussed in greater detail in the enclosed Proxy Statement.

Stockholders of record as of May 18, 2005 may vote at the Annual Meeting. Whether or not you plan to attend the meeting, please complete, sign, date, and return the accompanying proxy card in the enclosed postage-paid envelope. Returning the proxy card does NOT deprive you of your right to attend the meeting and to vote your shares in person. The Proxy Statement explains more about the proxy voting. Please read it carefully. We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ Edward B. Wilson

Edward B. Wilson

President and Chief Executive Officer

AKESIS PHARMACEUTICALS, INC.

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD THURSDAY, JUNE 30, 2005

To the Stockholders of Akesis Pharmaceuticals, Inc.:

Notice is hereby given that the 2005 Annual Meeting of Stockholders of Akesis Pharmaceuticals, Inc., a Nevada corporation, will be held on Thursday, June 30, 2005 at 10:00 a.m., at the offices of our general counsel, Wilson Sonsini Goodrich & Rosati, located at 12235 El Camino Real, Suite 200, San Diego, California.

Matters to be voted on:

•	The ratification of the appointment of Swenson Advisors, LLP as our independent auditors for the fiscal year ending December 31, 2005;

•	The re-election of Kevin J. Kinsella, Kevin R. Sayer, John F. Steel and Edward B. Wilson to our Board of Directors;

•	The ratification and approval of our reincorporation from the State of Nevada into the State of Delaware;

•	The ratification and approval of the form of Indemnification Agreement to be entered into between us and each of our directors, officers and certain agents;

•	The approval and adoption of our 2005 Stock Plan, pursuant to which 1,500,000 shares of Common Stock are reserved for issuance; and

•	Any other matters that may properly be brought before the meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting. Stockholders of record as of the close of business on May 18, 2005 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A complete list of stockholders entitled to vote will be available at the Secretary’s office, located at 888 Prospect Street, Suite 320, La Jolla, California for ten days prior to the Annual Meeting.

By Order of the Board of Directors

/s/ Edward B. Wilson

Edward B. Wilson

President and Chief Executive Officer

June         , 2005

YOUR VOTE IS IMPORTANT WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Page
Information Concerning Solicitation and Voting	1

General information about the meeting	1

Proposal One: The Ratification of the Appointment of Swenson Advisors, LLP as Our Independent Auditors for the Fiscal Year Ending December 31, 2005	4

Proposal Two: The Re-Election of Kevin J, Kinsella, Kevin R. Sayer, John F. Steel and Edward B. Wilson to Our Board of Directors	5

Nominees	5
Vote Required	5
Information about the Directors and the Nominees	6
Directors’ Compensation	7
Board Meetings and Committees	7
Committees of the Board	7
Audit Committee	7
Compensation Committee	8
Compensation Committee Interlocks and Insider Participation	8
Nominating Committee	8
Report of the Board of Directors on Compensation	10
Report of the Audit Committee of the Board of Directors	11

Proposal Three: The Ratification and Approval of Our Reincorporation from the State of Nevada into the State of Delaware	12

Proposal Four: The Ratification and Approval of the Form of Indemnification Agreement to be Entered into Between Us and Each of Our Directors, Officers and Certain Agents	12

Proposal Five: The Approval and Adoption of Our 2005 Stock Plan, Pursuant to which 1,500,000 Shares of Common Stock are Reserved for Issuance	12

General	12
Description of 2005 Stock Plan	13
Terms and Conditions of Options	13
Number of Awards Granted to Employees, Directors and Consultants	15
Federal Tax Aspects	15

Executive Officers	16

Information about the Executive Officers	16

Security Ownership of Certain Beneficial Owners and Management	16

Principal Share Ownership	16

Executive Compensation and Other Matters	16

Executive Compensation	16

AKESIS PHARMACEUTICALS, INC. 888 Prospect Street, Suite 320 La Jolla, California 92037 PROXY STATEMENT FOR 2005 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

The enclosed Proxy is solicited on behalf of the Board of Directors of Akesis Pharmaceuticals, Inc. (“we,” “us” or “our”), for use at the 2005 Annual Meeting of Stockholders (“Annual Meeting”) to be held on Thursday, June 30, 2005 at 10:00 a.m. (Pacific Daylight Time), and at any postponement or adjournment thereof. The purposes of the Annual Meeting are set forth in the accompanying Notice of 2005 Annual Meeting of Stockholders.

The Annual Meeting will be held at the offices of our general counsel, Wilson Sonsini Goodrich & Rosati, located at 12235 El Camino Real, Suite 200, San Diego, California.

These proxy solicitation materials and the enclosed Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2004, including financial statements, were first mailed on or about June , 2005 to all stockholders entitled to vote at the meeting.

GENERAL INFORMATION ABOUT THE MEETING

Who may vote	You may vote if our records showed that you owned your shares as of May 18, 2005 (the “Record Date”). At the close of business on that date, we had a total of 14,992,552 shares of Common Stock issued and outstanding, which were held of record by approximately 390 stockholders. As of the Record Date, we had no shares of Preferred Stock outstanding. You are entitled to one vote for each share that you own.

Voting your proxy	If a broker, bank or other nominee holds your shares, you will receive instructions from them that you must follow in order to have your shares voted.

If you hold your shares in your own name as a holder of record, you may instruct the proxy holders how to vote your common stock by signing, dating and mailing the proxy card in the postage paid envelope that we have provided. Of course, you may also choose to come to the meeting and vote your shares in person. Whichever method you select to transmit your instructions, the proxy holders will vote your shares in accordance with those instructions. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors.

Matters to be presented	We are not aware of any matters to be presented at the Annual Meeting other than those described in this Proxy Statement. If any matters not described in the Proxy Statement are properly presented at the meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions.

Changing your vote	To revoke your proxy instructions if you are a holder of record, you must (i) advise John T. Hendrick, our Chief Financial Officer, in writing before the proxy holders vote your shares, (ii) deliver later proxy instructions, or (iii) attend the meeting and vote your shares in person.

Cost of this proxy solicitation	We will pay the cost of this proxy solicitation. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person or by telephone or facsimile. None of these individuals will receive any additional or special compensation for doing this.

How votes are counted	A quorum will exist and the Annual Meeting will be held if a majority of the outstanding shares of common stock entitled to vote is represented at the meeting. If you have returned valid proxy instructions or attend the meeting in person, your outstanding shares of common stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the meeting.

Abstentions and Broker Non- Votes	Shares that are voted “WITHHELD” or “ABSTAIN” are treated as being present for purposes of determining the presence of a quorum and as entitled to vote on a particular subject matter at the Annual Meeting. If you hold your common stock through a broker, the broker may be prevented from voting shares held in your brokerage account on some proposals (a “broker non-vote”) unless you have given voting instructions to the broker. Shares that are subject to a broker non-vote are counted for purposes of determining whether a quorum exists but not for purposes of determining whether a proposal has passed.

Our Voting Recommendations	When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. However, if no specific instructions are given, the shares will be voted in accordance with the following recommendations of our Board of Directors:

• “FOR” the ratification of the appointment of Swenson Advisors as our independent auditors for the fiscal year ending December 31, 2005;

• “FOR” the re-election of Kevin J. Kinsella, Kevin R. Sayer, John F. Steel and Edward B. Wilson to our Board of Directors;

• “FOR” the ratification and approval of our reincorporation into the State of Delaware;

• “FOR” the ratification and approval of the form of Indemnification Agreement to be entered into between us and each of our directors, officers and certain agents; and

• “FOR” the approval and adoption of our 2005 Stock Plan, pursuant to which 1,500,000 shares of Common Stock are reserved for issuance.

Deadline for Receipt of Stockholder Proposals	Stockholders may present proposals for action at a future meeting only if they comply with the requirements of the proxy rules established by the Securities and Exchange Commission. Stockholder proposals that are intended to be presented by such stockholders at our 2006 Annual Meeting of Stockholders must be received by us no later than February 10, 2006 to be considered for inclusion in the Proxy Statement and form of Proxy relating to that meeting. We may confer discretionary authority to vote on any matters submitted for inclusion in the Proxy Statement for our 2006 Annual Meeting of Stockholders that we have received prior to April 26, 2006.

We will provide without charge to each stockholder solicited by these proxy solicitation materials a copy of our Annual Report on Form 10-K, as amended, together with the financial statements, financial statement schedules and all other exhibits required to be filed with the Annual Report on Form 10-K, as amended, upon written request of the stockholder to Akesis Pharmaceuticals, Inc., 888 Prospect Street, Suite 320, La Jolla, California 92037, Attn: Chief Financial Officer.

PROPOSAL ONE: THE RATIFICATION OF THE APPOINTMENT OF SWENSON ADVISORS, LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005

Our Board of Directors has selected Swenson Advisors, LLP, an Independent Registered Public Accounting Firm, to audit our financial statements for the fiscal year ending December 31, 2005. The Board of Directors unanimously recommends that stockholders vote FOR the ratification of this appointment.

The decision to appoint Swenson Advisors, LLP was made by our Board of Directors. Before making its decision, the Board of Directors carefully considered Swenson Advisors, LLP’s qualifications as independent auditors. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, and any issues raised by the most recent quality control review of the firm, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Board of Directors’ review also included matters required to be considered under the Securities and Exchange Commission’s Rules on Auditor Independence, including the nature and extent of non-audit services, to ensure that they will not impair the independence of the accountants. The Board of Directors expressed its satisfaction with Swenson Advisors, LLP in all of these respects.

Although ratification by stockholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this selection by the stockholders. Notwithstanding its selection, the Board of Directors, in its discretion, may appoint new independent auditors at any time during the year if the Board of Directors believes that such a change would be in the best interest of us and our stockholders. If the stockholders do not ratify the appointment of Swenson Advisors, LLP, the Board of Directors may reconsider its selection.

Swenson Advisors, LLP’s first audit of our financial statements was for the fiscal year ended December 31, 2004. Representatives of Swenson Advisors, LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

Chisholm, Bierwolf & Nilson, LLC was our independent auditor for the fiscal year ended December 31, 2003. Chisholm, Bierwolf & Nilson, LLC audited our financial statements from January 1, 2003 to December 31, 2003. Chisholm, Bierwolf & Nilson, LLC ceased being our auditors on January 24, 2005, following our acquisition of Akesis Pharmaceuticals, Inc., a Delaware corporation and currently our wholly-owned subsidiary. Representatives of Chisholm, Bierwolf & Nilson, LLC will not be present at the Annual Meeting.

FEES BILLED BY SWENSON ADVISORS, LLP AND CHISHOLM, BIERWOLF & NILSON, LLC DURING FISCAL YEAR 2004 AND 2003, RESPECTIVELY

The following table sets forth the approximate aggregate fees billed by Swenson Advisors, LLP for the fiscal year ended December 31, 2004 and by Chisholm, Bierwolf & Nilson, LLC for the fiscal year ended December 31, 2003:

	2004	2003
Audit Fees (1)	$41,500	$1,448
Audit-Related Fees (2)	$-	$-
Tax Fees	$-	$-
All Other Fees	$-	$-

Total Fees	$41,500	$1,448

(1)	Includes fees for review of our financial statements included in our quarterly reports on Form 10-Q and annual reports on Form 10-K.
(2)	Includes fees for assistance with SEC filings (other than reports on Form 10-Q and Form 10-K) and various accounting consultation.

The Audit Committee of the Board of Directors will pre-approve all audit and non-audit services provided to the Company by Swenson Advisors, LLP.

The Audit Committee of the Board of Directors has determined that the accounting advice and tax services provided by Swenson Advisors, LLP are compatible with maintaining Swenson Advisors, LLP’s independence.

The Board of Directors unanimously recommends that stockholders vote “FOR” the ratification of Swenson Advisors, LLP as our independent auditors for the fiscal year ending December 31, 2005.

PROPOSAL TWO: THE RE-ELECTION OF KEVIN J. KINSELLA, KEVIN R. SAYER, JOHN F. STEEL AND EDWARD B. WILSON TO OUR BOARD OF DIRECTORS

At each annual meeting of stockholders, directors are elected for a term of one year or until their respective successors are duly elected and qualified.

Nominees	Kevin J. Kinsella, Kevin R. Sayer, John F. Steel and Edward B. Wilson are the Board of Directors’ nominees for re-election to the Board of Directors at the Annual Meeting. If elected, Messrs. Kinsella, Sayer, Steel and Wilson will serve as directors until our annual meeting in 2006, or their earlier resignation or removal and until their successors are duly elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them for Messrs. Kinsella, Sayer, Steel and Wilson. If any of Messrs. Kinsella, Sayer, Steel and Wilson is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for another nominee designated by the Board of Directors. We are not aware of any reason that any of Messrs. Kinsella, Sayer, Steel and Wilson would be unable or unwilling to serve as a director.

Vote Required	If a quorum is present and voting, the nominee receiving the highest number of votes will be elected to the Board of Directors. Abstentions and broker non-votes will have no effect on the election of directors.

Information about the Directors and the Nominees	The following table sets forth information regarding our nominees as of May 18, 2005:

Name	Age	Position	Director Since

Nominees to be elected at the Annual Meeting:
Kevin J. Kinsella (1)	59	Director	2004
Kevin R. Sayer (1)	48	Director	2005
John F. Steel (1)	45	Director	2004
Edward B. Wilson	59	Director	2004

(1) Audit Committee Member

There are no family relationships between any director or executive officer.

Kevin J. Kinsella	Mr. Kinsella has been in the venture capital industry since 1983 when he founded Avalon Ventures and is currently a general partner of Avalon Ventures. From July 1999 to October 2004, Mr. Kinsella was the part-time Chief Executive Officer of X-Ceptor Therapeutics, a biotechnology company focused on developing small molecule drugs against orphan nuclear receptors. X-Ceptor Therapeutics was purchased by Exelixis in October 2004. Mr. Kinsella has specialized in the formation, financing and development of more than 50 early stage companies, including Athena Neurosciences, Argonaut Technologies, ARIAD Pharmaceuticals, Aurora Biosciences, Caliper Technologies, GenPharm International, Neurocrine Biosciences, Onyx Pharmaceuticals, Pharmacopeia, Sequana Therapeutics, Senomyx, and Vertex Pharmaceuticals. Mr. Kinsella was the founding chairman of Athena, Aurora, Landmark, Microcide, NeoRx, Onyx, Sytera, Synaptics, Vertex, X-Ceptor and Sequana. He also is an early stage investor in Akesis, Ansata, Ambit Biosciences, Centrata, Illumina, Nanostream, Nanosys, ONUX Medical and Sytera. Mr. Kinsella graduated from the Massachusetts Institute of Technology in 1967 with a Bachelor of Science degree in Management, with minors in Electrical Engineering and Political Science. He received a Master of Arts degree in International Relations from the Johns Hopkins School of Advanced International Studies (SAIS) in 1969 and did post-graduate work in political economics on a Rotary International Fellowship at the University of Stockholm, Sweden.

Kevin R. Sayer	Mr. Sayer served as Executive Vice President and Chief Financial Officer of Specialty Labs SP (NYSE), a clinical reference laboratory services company, from April 2004 to May 2005. From 1994 to 2001, Mr. Sayer was the Chief Financial Officer of Minimed, Inc., a publicly traded medical device company focused on diabetes management. Mr. Sayer began his career in public accountancy and from 1983 to 1994 held various positions at Ernst & Young, LLP. He received concurrent bachelors and masters degrees in accounting and information systems from Brigham Young University in 1983. Mr. Sayer is a certified public accountant.

John F. Steel	Mr. Steel has served as Chairman of the Board of Directors and Chief Executive Officer of Microislet Inc. since April 2002. In January 1998, Mr. Steel founded MicroIslet of Delaware, Inc., a company acquired by

Microislet Inc. that is now its wholly owned subsidiary, and served as its Chairman and Chief Executive Officer from September 1998 to April 2002. Mr. Steel also served as a director of DiaSense, Inc. from January 4, 2001 to April 2, 2002. From January 1996 to December 1997, Mr. Steel was a founder, Chief Executive Officer and a director of AKESIS Pharmaceuticals, Inc., a company that developed a patented treatment for insulin resistance for Type II diabetes. From January 1987 to June 1990, Mr. Steel served as the Vice President of Defined Benefit Inc., a company he founded in 1986 that provided financial services to health care professionals. From 1989 to 1994, Mr. Steel consulted to several public and private companies on business issues related to distribution of goods, services, and finances through Steel Management. Mr. Steel received his MBA degree with an emphasis in finance from the University of Southern California and a Bachelor of Arts degree from Dartmouth College.

Edward B. Wilson	Mr. Wilson has served as our President and Chief Executive Officer since December 2004. Prior to joining us, Mr. Wilson served as a divisional director of Medtronic, Inc., a medical technology company, from September 2001 to July 2004. From March 1986 to September 2001, Mr. Wilson held various positions, including divisional director, at MiniMed, a medical devices manufacturing and sales company acquired by Medtronic. For the past 18 years, Mr. Wilson has worked in delivery of high tech therapies for diabetes. Mr. Wilson has held a variety of sales and marketing positions in other biomedical companies such as Zimmer USA and IMED. Mr. Wilson received his B.A. degree from the University of Utah in 1971 with dual major in biology and German.

Compensation of Directors

Directors’ Compensation	The Board of Directors has approved payment of $3,000 to each non-employee member of the Board of Directors for each month such person serves as a director of the Company.

Board Meetings and Committees

The Board of Directors held a total of 1 meeting during fiscal year 2004. All of our directors at that time attended the meeting.

Committees of the Board	The Board of Directors currently has an Audit Committee. The following describes the Audit Committee, its current membership, the number of meetings held during fiscal year 2004 and its function. Each of the Audit Committee members is a non-employee director. The Board of Directors has determined that the Audit Committee members are “independent directors” as that term is defined under Rule 4200(a)(14) of the National Association of Securities Dealers, Inc. and Rule 10A-3 of the Securities Exchange Act of 1934, as applicable.

Audit Committee	The Audit Committee consists of Messrs. Sayer, who is the chairman, Kinsella and Steel. The Board of Directors has determined that Mr. Sayer qualifies as an “audit committee financial expert” as defined under applicable rules of the Securities Exchange Commission. The Audit Committee did not

hold any meetings during fiscal 2004. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached hereto as Exhibit A. The Audit Committee makes recommendations to the Board of Directors regarding the selection of independent auditors, reviews the results and scope of audit and other services provided by the independent auditors, reviews the accounting principles and auditing practices and procedures to be used in preparing our financial statements, and receives and considers comments from the independent auditors on our internal controls. The Audit Committee meets with our independent auditors on a quarterly basis, following completion of the independent auditors’ quarterly reviews and annual audit, to review the results of their work. The Audit Committee also meets with our independent auditors to approve the annual scope of the audit services to be performed.

Compensation Committee	The Board of Directors does not have a Compensation Committee currently in place. Each of the non-employee directors of the Board of Directors makes recommendations to the Board of Directors regarding the compensation of officers and other managerial employees, administers the Company’s stock option plan and any other equity incentive plans adopted by the Company and provides disinterested administration of any employee benefit plans in which our executive officers are eligible to participate.

Compensation Committee Interlocks and Insider Participation	During fiscal year 2004, none of our non-employee members of the Board of Directors or executive officers served as a member of the board of directors or compensation committee of any entity that has an executive officer serving as a member of our Board of Directors.

Nominating Committee

The Board of Directors does not have a Nominating Committee currently in place. We believe it is appropriate not to have such a committee because the Board of Directors as a whole can effectively perform the same functions.

Any stockholder wishing to nominate a candidate for director at a stockholders’ meeting must provide advance notice as described under “Deadline for Receipt of Stockholder Proposals” and must furnish certain information about the proposed nominee. The Board of Directors does not have a policy with regard to the consideration of director candidates recommended by our stockholders. We believe it is appropriate not to have such a policy because the Board of Directors evaluates all director candidates with the same scrutiny.

Our independent directors approve all nominees for membership on the Board of Directors, including the slate of director nominees to be proposed by the Board of Directors to our stockholders for election or any director nominees to be elected or appointed by the Board of Directors to fill interim director vacancies on the Board of Directors.

In addition, our independent directors appoint directors to committees of the Board of Directors and suggest rotation for chairpersons of committees of the Board of Directors as it deems desirable from time to time; and they evaluate and recommend to the Board of Directors the termination of membership of individual directors in accordance with the Board of Directors’ corporate governance principles, for cause or other appropriate reasons (including, without limitation, as a result of changes in directors’ employment or employment status). Director nominees are expected to have considerable management experience that would be relevant to our current and expected future business directions, a track record of accomplishment and a commitment to ethical business practices.

Our independent directors assist the Board of Directors in identifying qualified persons to serve as our directors. They evaluate all proposed director nominees, evaluate incumbent directors before recommending re-nomination, and recommend all approved candidates to the Board of Directors for appointment or nomination to our stockholders. They select as candidates to the Board of Directors for appointment or nomination individuals of high personal and professional integrity and ability who can contribute to the Board of Directors’ effectiveness in serving the interests of our stockholders.

All of our current director candidates were recommended for re-election by the Board of Directors.

Report of the Board of Directors on Compensation

The following is the report of the non-employee members of our Board of Directors with respect to the compensation earned by our executive officers during fiscal 2004. Actual compensation paid during fiscal 2004 to such executive officers can be found in the Summary Compensation table contained in our Annual Report on Form 10-K, as amended.

Compensation Philosophy	We operate in the extremely competitive and rapidly changing life sciences industry. We believe that the compensation programs for our executive officers should be designed to attract, motivate and retain talented executives responsible for our success and should be determined within a competitive framework and based on the achievement of designated business objectives, individual contribution, customer satisfaction and financial performance. Within this overall philosophy, our objectives are to provide a competitive total compensation package that takes into consideration the compensation practices of companies with which we compete for executive talent.

Components of Executive Compensation	The compensation program for our executive officers consists of the following components:

• Base Salary; and

• Additional Compensation as may be provided for in “Employment Offer Letters” entered into with certain of our executive officers.

Base Salary	The Board of Directors reviewed and approved fiscal 2004 salaries for our Chief Executive Officer and other persons named in the Summary Compensation Table. We based our decision upon competitive compensation data, and each person’s job responsibilities, level of experience, individual performance and contribution to the business establish base salaries. In making base salary decisions, the Board of Directors exercised its discretion and judgment based upon these factors. No specific formula was applied to determine the weight of each factor. The Board of Directors’ decision with regard to Edward B. Wilson’s base salary was based on both his personal performance of his duties and the salary levels paid to chief executive officers of peer companies. Since we are a newly operating company, we relied primarily upon Mr. Wilson’s experience and peer salaries to determine his salary. Again there was no specific formula applied to determine the weight of each factor.

Section 162(m)	We have considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to our executive officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for the Chief Executive Officer or any of our next four most highly compensated executive officers, unless compensation is performance-based.

Respectfully submitted by Members

of the Board of Directors on June         , 2005:

Kevin J. Kinsella

Kevin R. Sayer

John F. Steel

Report of the Audit Committee of the Board of Directors

The following is the report of the Audit Committee of the Board of Directors, as it stood on June , 2005. The purpose of the Audit Committee is to monitor the Company’s system of internal accounting controls, to make recommendations to the Board of Directors regarding the selection of independent auditors and to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters which require the Board of Directors’ attention. The Board of Directors believes that all of the members of our committee are “independent directors” as defined under National Association of Securities Dealers, Inc. Rule 4200 and Rule 10A-3 of the Securities Exchange Act of 1934.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2004 with management and Swenson Advisors, LLP. In addition, the Audit Committee has discussed with Swenson Advisors, LLP, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committee). The Audit Committee also has received the written disclosures and the letter from Swenson Advisors, LLP as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee has discussed the independence of Swenson Advisors, LLP with that firm. The Audit Committee also has considered the non-audit services provided by Swenson Advisors, LLP and determined that the services provided are compatible with maintaining the independent accountants’ independence.

Based on the Audit Committee’s review of the matters noted above and its discussions with the Company’s independent auditors and the Company’s management, the Audit Committee recommended to the Board of Directors that the financial statements be included in the Company’s Annual Report on Form 10-K and any amendments thereto.

Respectfully submitted by Members

of the Audit Committee on June         , 2005:

Kevin R. Sayer, chairman

Kevin J. Kinsella

John F. Steel

PROPOSAL THREE: THE RATIFICATION AND APPROVAL OF OUR REINCORPORATION FROM THE STATE OF NEVADA INTO THE STATE OF DELAWARE

The Board of Directors has determined that it would be advisable to reincorporate the Company into Delaware. The Board of Directors has approved the incorporation of a wholly-owned subsidiary of the Company in the State of Delaware and the subsequent merger of the Company with and into the subsidiary, in which the subsidiary will acquire all of the assets and assume all of the liabilities of the Company and shall be the surviving corporation.

The Board of Directors unanimously recommends that stockholders vote “FOR” the ratification and approval of our reincorporation from the State of Nevada into the State of Delaware.

PROPOSAL FOUR: THE RATIFICATION AND APPROVAL OF THE FORM OF INDEMNIFICATION AGREEMENT TO BE ENTERED INTO BETWEEN US AND EACH OF OUR DIRECTORS, OFFICERS AND CERTAIN AGENTS

The Board of Directors has determined that it would be advisable to enter into indemnification agreements with our directors, officers and agents in the form attached hereto as Exhibit B. The Board of Directors has approved a form of indemnification agreement to be entered into between us and our directors, officers and agents, pursuant to which the Company shall provide for the indemnification of such persons to the maximum extent permitted under Delaware law to be effective contemporaneously with the effectiveness of the Company’s reincorporation into Delaware.

The Board of Directors unanimously recommends that stockholders vote “FOR” the ratification and approval of the form of indemnification agreement, as presented to the Board of Directors, to be entered into between us and our directors, officers and agents.

PROPOSAL FIVE: THE APPROVAL AND ADOPTION OF OUR 2005 STOCK PLAN, PURSUANT TO WHICH 1,500,000 SHARES OF COMMON STOCK ARE RESERVED FOR ISSUANCE

General

Stockholders are being asked to approve the 2005 Stock Plan (the “2005 Plan”) so that it may be used to achieve the goals of the Company. On January 24, 2005, the Board of Directors approved the 2005 Plan, subject to approval from the stockholders at the Annual Meeting. Approval of the 2005 Plan requires the affirmative vote by the holders of a majority of the shares of the Company’s common stock that are present in person or by proxy and entitled to vote at the Annual Meeting. Certain of the Company’s named executive officers and directors have an interest in this proposal as they are expected to receive awards under the 2005 Plan.

The Board of Directors authorized and reserved for issuance under the 2005 Plan, 1,500,000 shares of the Company’s common stock.

We strongly believe that the approval of the 2005 Plan is essential to the Company’s continued success. The grant of the options that are provided under the terms of the 2005 Plan are crucial to the Company’s ability to attract and retain highly skilled individuals and to provide additional incentives to our employees to achieve Company goals. Our employees are our most valuable asset and approval of the 2005 Plan is vital to allow the Company to attract and retain those employees. We ask the stockholders to approve the 2005 Plan.

Description of 2005 Stock Plan

The following paragraphs provide a summary of the principal features of the 2005 Plan and its operation. The following summary is qualified in its entirety by reference to the complete copy of the 2005 Plan as filed as Exhibit 10.5 to our Annual Report on Form 10-K filed with the SEC on March 23, 2005.

The 2005 Plan provides for the grant of the following types of incentive awards: (i) incentive stock options, (ii) nonstatutory stock options or (iii) stock purchase rights, collectively referred to as an “Award.” Those eligible for Awards under the 2005 Plan include employees, directors and consultants.

As of May 18, 2005, approximately 7 employees, directors and consultants would be eligible to participate in the 2005 Plan.

Number of Shares of Common Stock Available Under the 2005 Plan

The Board of Directors authorized and reserved for issuance under the 2005 Plan, 1,500,000 shares of the Company’s common stock.

In the event any change, such as a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, is made in the our capitalization that results in an increase or decrease in the number of outstanding shares of common stock without receipt of consideration by us, an appropriate adjustment shall be made to the exercise price and number of shares subject to each Award and to the number of shares which have been reserved for issuance under the 2005 Plan.

Administration of the 2005 Plan	The 2005 Plan will be administered by the Board of Directors or a committee (the “Administrator”) composed of directors or other individuals. To make grants to certain Company officers and employees, the members of the committee must qualify as “non-employee directors” as the term is defined under Rule 16b-3 of the Securities Exchange Act of 1934, and as “outside directors” under Section 162(m) of the Internal Revenue Code (so that the Company can receive a federal tax deduction for certain compensation awarded under the 2005 Plan). Subject to the terms of the 2005 Plan, the Administrator has the sole discretion to determine which employees, directors and consultants will receive Awards (except that incentive stock options may be granted only to employees of the Company), to determine the terms and conditions of those Awards and to make all determinations necessary or advisable in administering the 2005 Plan.

Terms and Conditions of Options	Each option is evidenced by a stock option agreement between the Company and the optionee. No employee, director or consultant will be granted in any calendar year options to purchase more than 300,000 shares of common stock, provided, however, that in connection with his or her initial service, an employee, director or consultant may be granted options to purchase up to an additional 500,000 shares which will not count against the limit set forth above.

Exercise Price	The exercise price of options granted under the 2005 Plan is determined by the Administrator, but the exercise price of incentive stock options may not be less than one hundred percent (100%) of the fair market value of our common stock. In the case of stock options granted to an optionee who owns more than ten percent (10%) of the voting power or value of all classes of our stock, the exercise price must be not less than one hundred and ten percent (110%) of the fair market value on the date of grant. In the case of nonstatutory stock options, the exercise price will be not less than eighty-five percent (85%) of the fair market value of our common stock on the date of grant.

Exercise of the Option	The Administrator determines when options granted under the 2005 Plan may be exercised. An option is exercised by giving written notice of exercise to the Company, specifying the number of full shares of common stock to be purchased and tendering payment to us of the purchase price. Payment for shares issued upon exercise of an option may consist of cash, check, exchange of mature shares of our common stock, cashless exercise, cancellation of indebtedness, or such other consideration as determined by the Administrator.

Termination of Employment	The 2005 Stock Plan provides that if the optionee’s employment, directorship or consulting relationship with the Company is terminated for any reason other than death or permanent disability, an option may thereafter be exercised (to the extent it is then exercisable) within thirty (30) days of termination, or such longer period of time as specified in the option agreement. If the optionee’s employment or consulting relationship with us terminates as a result the optionee’s permanent disability, the optionee may exercise an option within six (6) months of termination, or such longer period of time as specified in the option agreement (to the extent it is then exercisable).

Death	If an optionee should die while an employee, director or consultant of the Company, the optionee’s estate may exercise an option within six (6) months of termination, or such longer period of time as specified in the option agreement (to the extent it is then exercisable).

Termination of Options	The term of options granted under the 2005 Plan may not exceed ten (10) years from the date of grant. In the case of an incentive stock option granted to an optionee who, at the time such option is granted, owns more than ten percent (10%) of the total combined voting power of all classes of our stock or a parent or subsidiary corporation, the term of the option granted may not exceed five (5) years from the date of grant or such shorter term as may be provided in the option agreement.

Restricted Stock

Awards of restricted stock are rights to acquire or purchase shares of the Company’s common stock. The Administrator retains sole discretion to set the terms and conditions that must be met in order for the restricted stock to vest.

Shares of restricted stock that do not vest are subject to forfeiture or our right to repurchase the shares. Generally, shares of restricted stock will be held by the Company in an escrow account until the restrictions on the shares of restricted stock have lapsed. Unless the Administrator determines otherwise, the restricted stock purchase agreement will grant the Company a repurchase option exercisable within ninety (90) days of the voluntary or involuntary termination of the purchaser’s service with us for any reason, including death or disability. The purchase price for shares repurchased pursuant to the restricted stock purchase agreement will be the original purchase price, unless otherwise determined by the Administrator, and may be paid by cancellation of indebtedness of the purchaser to us. The repurchase option will lapse at such rate as determined by the Administrator, but with respect to officers, directors and consultants, the repurchase right shall not lapse at a rate of less than twenty percent (20%) per year over five (5) years from the date of purchase.

Transferability of Awards	Unless otherwise determined by the Administrator, an Award may not be transferred by the optionee, other than by will or by the laws of descent and distribution, and during the lifetime of the optionee may only be exercised by the optionee.

Dissolution or Liquidation	In the event of a proposed dissolution or liquidation of us, the Administrator will notify each participant. The Administrator, in its discretion, may provide for the participant to have the right to exercise his or her Award until ten (10) days prior to such transaction as to all of the shares covered under the Award, including shares which would not otherwise be exercisable. Additionally, the Administrator may provide that any Company repurchase right may lapse. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

Change in Control Provisions	In the event of a merger of us with or into another corporation, or a change in control, each outstanding Award shall be treated as determined by the Administrator, including that such Award shall be assumed or substituted or shall fully vest if not assumed or substituted and be exercisable for a designated period of time.

Amendment and Termination of the 2005 Plan	The Board of Directors may amend, alter, suspend or terminate the 2005 Plan, but any such amendment, alteration, suspension or termination shall not adversely affect any Award then outstanding under the 2005 Plan, unless the optionee consents. The 2005 Plan will terminate upon the Company’s Annual Meeting of Stockholders held in 2015, unless terminated sooner by the Board of Directors.

Number of Awards Granted to Employees, Directors and Consultants	The number of awards that any employee, director or consultant receives is in the discretion of the Administrator and cannot be determined in advance.

Federal Tax Aspects	The following paragraphs are a summary of the general federal income tax consequences to United States taxpayers and the Company of Awards granted under the 2005 Plan. Tax consequences for any particular individual may be different.

Incentive Stock Options	An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two (2) years after the grant of the option and one (1) year after exercise of the option, any gain or loss (that is, the difference between the sale price and the exercise price of the option) is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the fair market value of the shares at the date of the option exercise (or the sale price of the shares, if less). Any additional gain or loss recognized on such a disposition of the shares is treated as long-term or short-term capital gain or loss, depending on how long the optionee held the shares.

Nonstatutory Stock Options	An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares (on the exercise date) over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Upon the disposition of such shares by the optionee, any additional gain or loss is treated as long-term or short-term capital gain or loss, depending on how long the optionee held the shares.

Restricted Stock	A participant will not have taxable income upon grant unless he or she elects to be taxed at that time. Instead, he or she will recognize ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the shares or cash received minus any amount paid for the shares.

Tax Effect for the Company	The Company generally will be entitled to a tax deduction in connection with an Award under the 2005 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income.

The Board of Directors unanimously recommends that stockholders vote “FOR” the adoption and approval of the 2005 Stock Plan and reservation of 1,500,000 shares of common stock issuable thereunder.

EXECUTIVE OFFICERS

Incorporated by reference from our Annual Report on Form 10-K/A filed with the SEC on April 28, 2005.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Incorporated by reference from our Annual Report on Form 10-K/A filed with the SEC on April 28, 2005.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Incorporated by reference from our Annual Report on Form 10-K/A filed with the SEC on April 28, 2005.

The information contained above under the captions “Report of the Board of Directors on Compensation” and “Report of the Audit Committee of the Board of Directors” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor will such information be incorporated by reference into any future SEC filing except to the extent that we specifically incorporates it by reference into such filing.

Certain sections of this Proxy Statement are incorporated by reference from our Annual Report on Form 10-K/A filed with the SEC on April 28, 2005.

BY ORDER OF THE BOARD OF DIRECTORS

Dated: June         , 2005

/s/ Edward B. Wilson

Edward B. Wilson

President and Chief Executive Officer

Exhibit A

CHARTER FOR THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF

AKESIS PHARMACEUTICALS, INC.

1.	PURPOSE

This Charter (“Charter”) governs the operations of the Audit Committee of the Board of Directors (the “Audit Committee” or the “Committee”) of Akesis Pharmaceuticals, Inc. (the “Company”). The purpose of the Audit Committee shall be to:

•	Oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company;

•	Assist the Board of Directors of the Company (the “Board”) in oversight and monitoring of (i) the integrity of the Company’s financial statements, (ii) the Company’s financial reporting process, (iii) the Company’s compliance with legal and regulatory requirements under applicable securities law, (iv) the independent auditors’ qualifications, independence and performance, and (v) the Company’s systems of internal accounting and financial controls;

•	Prepare a report in the Company’s annual proxy statement in accordance with the rules of the Securities and Exchange Commission (the “SEC”);

•	Provide the Board with the results of its monitoring and recommendations derived therefrom; and

•	Provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that come to its attention and that require the attention of the Board.

The Committee will cooperate with the independent auditors to, and management of the Company and the Committee will mutually cooperate to, maintain free and open communication between the Committee, independent auditors, and management of the Company. In addition, the Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board may from time to time prescribe.

2.	MEMBERSHIP

The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors. The Committee will consist of at least two members of the Board of Directors. To the extent required, members of the Committee must meet the following criteria (as well as any criteria required by the SEC):

•	Each member will be an independent director, as defined in (i) the rules of the SEC, (ii) must not have participated in the preparation of the financial statements of the Company at any time during the last three years and (iii) must be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee;

•	Each member will be able to read and understand fundamental financial statements in accordance with the NASDAQ National Market Audit Committee requirements; and

•	At least one member will be an “audit committee financial expert” as defined by the SEC and the Company shall disclose the name of such audit committee financial expert and whether such person is independent of management in the Company’s Annual Report on Form 10-K; provided, however, in the event there is not at least one member who is an “audit committee financial expert” as defined by the SEC, then the Committee shall direct the Company to disclose this fact in the Company’s Annual Report on Form 10-K and explain why there is no such expert.

The members of the Audit Committee shall be elected by the Board, or a committee of the Board delegated such authority, to serve until their successors shall be duly elected and qualified or until their earlier resignation. Unless a Chairperson of the Audit Committee is elected by the Board or committee thereof, as applicable, the members of the Audit Committee may designate a Chairperson by majority vote of the Audit Committee.

3.	RESPONSIBILITIES

The primary responsibility of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The Company’s independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements.

The responsibilities of the Audit Committee shall include:

•	The sole and exclusive authority for the appointment, retention, termination, compensation and oversight of the work of the independent auditors (including the determination of appropriate qualifications of the independent auditors and the resolution of disagreements between management and the auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•	Pre-approving audit and non-audit services provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible);

•	Reviewing on a continuing basis the adequacy of the Company’s system of internal controls, including meeting periodically with the Company’s management and the independent auditors to review the adequacy of such controls and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

•	Reviewing and providing guidance with respect to the external audit and the Company’s relationship with its independent auditors by:

(i)	reviewing the independent auditors’ proposed scope and approach for their audit and quarterly reviews for the current year;

(ii)	obtaining quarterly representations from the independent auditors regarding relationships and services with the Company that may impact independence, and to the extent there are such relationships, monitoring and investigating them;

(iii)	reviewing the auditors’ independence, including obtaining an annual written communication delineating all the independent auditors’ relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, actively engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and presenting this statement to the Board of Directors and taking or recommending to the Board appropriate action to oversee the independence of the independent auditors;

(iv)	discussing with the Company’s independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented; and

(v)	reviewing with the independent auditors the communications required by the Sarbanes-Oxley Act of 2002, including any material alternative accounting treatments discussed with management, the methods for accounting for significant or unusual transactions and communications with management;

•	Directing the Company’s independent auditors to review (before filing with the SEC) the Company’s unaudited interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

•	Reviewing (before release) the unaudited quarterly operating results in the Company’s quarterly earnings release;

•	Reviewing the unaudited interim financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards;

•	Reviewing with management and the independent auditors the financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K). Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards;

•	Discussing quarterly with the independent auditors the critical policies and practices of the Company, and any alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, together with the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting;

•	Overseeing compliance with the requirements of the SEC for disclosure of auditor’s services and Audit Committee members, member qualifications and activities;

•	Reviewing management’s monitoring of compliance with the Company’s standards of business conduct and with the Foreign Corrupt Practices Act;

•	Reviewing, approving and monitoring the Company’s code of ethics for its senior financial officers;

•	Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements;

•	Providing oversight and review (at least annually) of the Company’s risk management policies, including its investment policies;

•	Reviewing and approving in advance any proposed related party transactions;

•	If necessary, instituting special investigations with full access to all books, records, facilities and personnel of the Company;

•	As appropriate, obtaining advice and assistance from outside legal, accounting or other advisors and to determine appropriate funding for such advisors;

•	Determine appropriate funding for the independent auditors and ordinary administrative expenses for the Committee;

•	Reviewing its own Charter, structure, processes, performance and membership requirements;

•	Providing a report in the Company’s proxy statement in accordance with the rules and regulations of the SEC; and

•	Establishing procedures for receiving, retaining and treating complaints received by the Committee regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

4.	MEETINGS

The Audit Committee shall meet at least four times annually, or more frequently as circumstances may require.

In order to foster open communication, the Audit Committee will meet separately or together with the Chief Executive Officer, the Chief Financial Officer of the Company and the Controller (or Assistant Controller) of the Company, if any, at such times as are appropriate to review the financial affairs of the Company. The Committee will meet separately with the independent auditors of the Company, at such times as it deems appropriate, but not less than quarterly, to fulfill the responsibilities of the Committee under this Charter.

5.	MINUTES

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

6.	REPORTS

In addition to presenting the report in the Company’s proxy statement in accordance with the rules and regulations of the SEC, the Audit Committee will summarize its examinations and recommendations to the Board of Directors as may be appropriate, consistent with the Committee’s charter.

7.	COMPENSATION

Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members as may be determined by the Board in its sole discretion. Such fees may include retainers, per meeting fees and fees for service as Chair of the Audit Committee. Fees may be paid in such form of consideration as is determined by the Board.

Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board or any committee thereof or as Chairman of the Board or Chair of any committee of the Board.

8.	DELEGATION OF AUTHORITY:

The Audit Committee may delegate to one or more designated members of the Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Committee at its scheduled meetings.

Exhibit B

AKESIS PHARMACEUTICALS, INC.

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made as of this      day of                     ,         , by and between Akesis Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and                                  (“Indemnitee”).

WHEREAS, the Company and Indemnitee recognize the significant cost of directors’ and officers’ liability insurance and the general reductions in the coverage of such insurance;

WHEREAS, the Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting officers and directors to expensive litigation risks at the same time as the coverage of liability insurance has been severely limited; and

WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve as officers and directors of the Company and to indemnify its officers and directors so as to provide them with the maximum protection permitted by law.

NOW, THEREFORE, in consideration for Indemnitee’s services as an officer or director of the Company, the Company and Indemnitee hereby agree as follows:

1.    Indemnification.

(a)  Third Party Proceedings. The Company shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or any alternative dispute resolution mechanism, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company, or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee in connection with such action, suit or proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(b)  Proceedings By or in the Right of the Company. The Company shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company or any subsidiary of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company, or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) and, to the fullest extent permitted by law, amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such action or suit if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

(c)  Mandatory Payment of Expenses. To the extent that Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Subsections (a) and (b) of this Section 1, or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by Indemnitee in connection therewith.

2.    Expenses; Indemnification Procedure.

(a)  Advancement of Expenses. The Company shall advance all expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any civil or criminal action, suit or proceeding referenced in Section 1(a) or (b) hereof (but not amounts actually paid in settlement of any such action, suit or proceeding). Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as authorized hereby. The advances to be made hereunder shall be paid by the Company to Indemnitee within thirty (30) days following delivery of a written request therefor by Indemnitee to the Company.

(b)  Notice/Cooperation by Indemnitee. Indemnitee shall, as a condition precedent to his right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the President of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee). Notice shall be deemed received three business days after the date postmarked if sent by domestic certified or registered mail, properly addressed, five business days if sent by airmail to a country outside of North America; otherwise notice shall be deemed received when such notice shall actually be received by the Company. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

(c)  Procedure. Any indemnification and advances provided for in Section 1 and this Section 2 shall be made no later than thirty (30) days after receipt of the written request of Indemnitee. If a claim under this Agreement, under any statute, or under any provision of the Company’s Certificate of Incorporation or Bylaws providing for indemnification, is not paid in full by the Company within thirty (30) days after a written request for payment thereof has first been received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to Section 12 of this Agreement, Indemnitee shall also be entitled to be paid for the expenses (including attorneys’ fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed. However, Indemnitee shall be entitled to receive interim payments of expenses pursuant to Subsection 2(a) unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. It is the parties’ intention that if the Company contests Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification shall be for the court to decide, and neither the failure of the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including it Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

(d)  Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 2(b) hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(e)  Selection of Counsel. In the event the Company shall be obligated under Section 2(a) hereof to pay the expenses of any proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by Indemnitee, upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, provided that (i) Indemnitee shall have the right to employ his counsel in any such proceeding at Indemnitee’s expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.

3.    Additional Indemnification Rights; Nonexclusivity.

(a)  Scope. Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Certificate of Incorporation, the Company’s Bylaws or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes shall be, ipso facto, within the purview of Indemnitee’s rights and Company’s obligations, under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

(b)  Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company’s Certificate of Incorporation, its Bylaws, any agreement, any vote of stockholders or disinterested Directors, the General Corporation Law of the State of Delaware, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he may have ceased to serve in such capacity at the time of any action, suit or other covered proceeding.

4.    Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by him in the investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

5.    Mutual Acknowledgement. Both the Company and Indemnitee acknowledge that in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

6.    Officer and Director Liability Insurance. The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with coverage for losses from wrongful acts, or to ensure the Company’s performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. In all policies of director and officer liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if Indemnitee is a director; or of the Company’s officers, if Indemnitee is not a director of the Company but is an officer. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the Company.

7.    Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 7. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

8.    Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a)  Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 145 of the Delaware General Corporation Law, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors has approved the initiation or bringing of such suit; or

(b)  Lack of Good Faith. To indemnify Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous; or

(c)  Insured Claims. To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to Indemnitee by an insurance carrier under a policy of officers’ and directors’ liability insurance maintained by the Company.

(d)  Claims Under Section 16(b). To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

9.    Construction of Certain Phrases.

(a)  For purposes of this Agreement, references to the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(b)  For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

10.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

11.    Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of Indemnitee and Indemnitee’s estate, heirs, legal representatives and assigns.

12.    Attorneys’ Fees. In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys’ fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee’s material defenses to such action were made in bad faith or were frivolous.

13.    Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee, on the date of such receipt, or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

14.    Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of Delaware.

15.    Choice of Law. This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware without regard to the conflict of law principles thereof.

16.    Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s estate, spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

17.    Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

18.    Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by both the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

19.    Integration and Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

AKESIS PHARMACEUTICALS, INC.

Signature of Authorized Signatory

Print Name and Title

Address:

AGREED TO AND ACCEPTED:

INDEMNITEE:

Signature

Print Name and Title

Address:

PROXY

AKESIS PHARMACEUTICALS, INC.

2005 ANNUAL MEETING OF STOCKHOLDERS

June 30, 2005

10:00 A.M. PDT

AKESIS PHARMACEUTICALS, INC.

888 PROSPECT STREET, SUITE 320

LA JOLLA, CA 92037

This proxy is solicited by the Board of Directors for use at the 2005 Annual Meeting on June 30, 2005 to be held at the offices of our general counsel, Wilson Sonsini Goodrich & Rosati, located at 12235 El Camino Real, Suite 200, San Diego, California, 92130.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2, 3, 4 and 5.

By signing the proxy, you revoke all prior proxies and appoint Edward B. Wilson and John T. Hendrick and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

There are two ways to vote your Proxy:

VOTE BY MAIL

Mark, sign and date your Proxy Card and return it in the postage-paid envelope we have provided or return it to Akesis Pharmaceuticals, Inc., c/o Standard Registrar & Transfer Co., Inc., 12528 South 1840 East, Draper, UT 84020.

VOTE AT THE MEETING

Attend the 2005 Annual Meeting of Stockholders on June 30, 2005 and cast your vote.

Please detach here

The Board of Directors Recommends a Vote FOR Items 1, 2, 3, 4 and 5.

1. The ratification of the appointment of Swenson Advisors, LLP as our independent auditors for the fiscal year ending December 31, 2005.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2. ELECTION OF DIRECTORS: NOMINEES: 01 – Kevin Kinsela 02 – Kevin R. Sayer 03 – John F. Steel 04 – Edward B. Wilson	FOR ☐ ☐ ☐ ☐	WITHHELD ☐ ☐ ☐ ☐

3. The ratification and approval of our reincorporation from the State of Nevada into the State of Delaware.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4. The ratification and approval of the form of Indemnification Agreement to be entered into between us and each of our directors, officers and certain agents.	FOR ☐	AGAINST ☐	ABSTAIN ☐

5. The approval and adoption of our 2005 Stock Plan, pursuant to which 1,500,000 shares of Common Stock are reserved for issuance.	FOR ☐	AGAINST ☐	ABSTAIN ☐

and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address change? Mark Box Indicate changes below ☐	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.